EX-99.906CERT

CERTIFICATIONS

Matthew G. Bevin, Chief Executive Officer and Chief Financial Officer, of Waycross Independent Trust (the “Registrant”), certifies to the best of his knowledge that:

1.	The Registrant’s periodic report on Form N-CSR for the period ended February 28, 2023 (the “Form N-CSR”) fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

CHIEF EXECUTIVE OFFICER                                       CHIEF FINANCIAL OFFICER

Waycross Independent Trust                                    Waycross Independent Trust

/s/ Matthew G. Bevin                                             /s/ Matthew G. Bevin

Matthew G. Bevin, President                                    Matthew G. Bevin, Treasurer

Date: May 3, 2023                                                 Date: May 3, 2023

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Waycross Independent Trust and will be retained by Waycross Independent Trust and furnished to the Securities and Exchange Commission or its staff upon request.

This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. 1350 and is not being filed as part of the Form N-CSR filed with the Commission.